Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2019

Key Developments:

•

The Liza Destiny floating production, storage and offloading vessel (FPSO), with a capacity to produce up to 120,000 gross barrels of oil per day (bopd), has set sail from Singapore and is expected to arrive on the Stabroek Block (Hess - 30 percent), offshore Guyana in September 2019; first oil from Liza Phase 1 is expected by the first quarter of 2020

•

Sanctioned the second phase of development of the Liza Field; Phase 2 will utilize the Liza Unity FPSO, which will have a capacity to produce up to 220,000 gross bopd with first oil expected by mid-2022

•

Announced the 13th discovery on the Stabroek Block at Yellowtail; as a result of this year’s discoveries and further evaluation of previous discoveries, estimated gross discovered recoverable resources on the block have been increased to more than 6 billion barrels of oil equivalent (boe); growing resource base further underpins the potential for at least five FPSOs producing more than 750,000 gross bopd by 2025

Financial and Operational Highlights:

•	Net loss was $6 million, or $0.02 per common share, compared with a net loss of $130 million, or $0.48 per common share, in the second quarter of 2018
•	Adjusted net loss[1] was $28 million, or $0.09 per common share, compared with an adjusted net loss of $56 million, or $0.23 per common share, in the second quarter of last year
•

Oil and gas net production averaged 273,000 barrels of oil equivalent per day (boepd), excluding Libya, up from 247,000 boepd in the second quarter of 2018; Bakken net production was 140,000 boepd, up 23 percent from 114,000 boepd in the prior-year quarter

•	Exploration and Production (E&P) capital and exploratory expenditures were $664 million, compared with $525 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $2.2 billion at June 30, 2019

2019 Updated Full Year Guidance:

•

Net production guidance, excluding Libya, increased to 275,000 boepd to 280,000 boepd, the upper end of previous guidance; Bakken net production guidance increased to 140,000 boepd to 145,000 boepd, also at the upper end of previous guidance

•	E&P capital and exploratory expenditures are projected to be $2.8 billion, down from original guidance of $2.9 billion

[1]	“Adjusted net income (loss)” is a non‑GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

NEW YORK, July 31, 2019 — Hess Corporation (NYSE: HES) today reported a net loss of $6 million, or $0.02 per common share, in the second quarter of 2019, compared with a net loss of $130 million, or $0.48 per common share, in the second quarter of 2018.  On an adjusted basis, the Corporation reported a net loss of $28 million, or $0.09 per common share, in the second quarter of 2019, compared with an adjusted net loss of $56 million, or $0.23 per common share, in the prior-year quarter.  The improved after-tax adjusted results reflect increased U.S. crude oil production and reduced exploration expenses, partially offset by the impact of lower realized selling prices and higher depreciation, depletion and amortization expenses.

“Our production is now expected to come in at the upper end of our full year guidance range, while our capital and exploratory expenditures are projected to come in below our original full year guidance,” Chief Executive Officer John Hess said.  “In Guyana, we have just increased the estimate of gross discovered recoverable resources for the Stabroek Block to more than 6 billion barrels of oil equivalent and continue to see multibillion barrels of additional exploration potential.  Our portfolio is on track to generate industry leading cash flow growth and increasing returns to shareholders.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions, except per share amounts)

Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$68	$31	$177	$6
Midstream	35	30	72	58
Corporate, Interest and Other	(109)	(191)	(223)	(300)
Net income (loss) attributable to Hess Corporation	$(6)	$(130)	$26	$(236)
Net income (loss) per common share (diluted) (a)	$(0.02)	$(0.48)	$0.07	$(0.85)

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$46	$21	$155	$33
Midstream	35	30	72	58
Corporate, Interest and Other	(109)	(107)	(223)	(219)
Adjusted net income (loss) attributable to Hess Corporation	$(28)	$(56)	$4	$(128)
Adjusted net income (loss) per common share (diluted) (a)	$(0.09)	$(0.23)	$—	$(0.50)

Weighted average number of shares (diluted)	302.2	297.5	302.1	303.5
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.

Exploration and Production:

E&P net income was $68 million in the second quarter of 2019, compared with net income of $31 million in the second quarter of 2018.  On an adjusted basis, second quarter 2019 net income was $46 million, compared with net income of $21 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $60.45 per barrel in the second quarter of 2019, versus $62.65 per barrel in the prior-year quarter.  The average realized natural gas liquids selling price in the second quarter of 2019 was $12.18 per barrel, versus $20.51 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.92 per mcf, compared with $4.12 per mcf in the second quarter of 2018.

Net production, excluding Libya, was 273,000 boepd in the second quarter of 2019, up from second quarter 2018 net production of 247,000 boepd, or 234,000 boepd excluding assets sold.  The higher production was primarily driven by the Bakken and the Gulf of Mexico.  Libya net production was 20,000 boepd in the second quarter of 2019, compared with 18,000 boepd in the prior-year quarter.

Excluding items affecting comparability of earnings between periods, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.11 per boe in the second quarter, down 9 percent from $13.37 per boe in the prior-year quarter.  Income tax expense is comprised primarily of taxes in Libya.

Operational Highlights for the Second Quarter of 2019:

Bakken (Onshore U.S.):  Net production from the Bakken increased 23 percent to 140,000 boepd from 114,000 boepd in the prior-year quarter, due to increased drilling activity and improved well performance.  The Corporation operated six rigs in the second quarter, drilling 39 wells and bringing 39 new wells online.  Full year net production for the Bakken is expected to be in the range of 140,000 boepd to 145,000 boepd, which is at the upper end of previous guidance.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 65,000 boepd, compared with 47,000 boepd in the prior-year quarter, primarily reflecting increased production from the Conger Field which was shut-in in the prior-year quarter due to maintenance at the third-party operated Enchilada platform and higher production at the Penn State Field.  In May, the Conger Field was temporarily shut-in for unplanned maintenance at the third-party operated Enchilada platform that reduced second quarter 2019 net production by approximately 4,000 boepd.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), the second phase of development at the Liza Field was sanctioned by the partners following regulatory approval from the government of Guyana.  Liza Phase 2 will utilize the Liza Unity FPSO, which will have the capacity to produce up to 220,000 gross bopd.  Six drill centers are planned with a total of 30 wells, including 15 production wells, nine water injection wells and six gas injection wells.  First oil is expected by mid-2022.  The development is expected to have a gross capital cost of approximately $6 billion, including a lease capitalization cost of approximately $1.6 billion for the FPSO, and will develop approximately 600 million barrels of oil.  Excluding pre-sanction and lease costs, the Corporation’s net share of development costs is forecast to be approximately $1.6 billion, of which $210 million is included in our 2019 capital and exploratory budget.

Liza Phase 1 remains on track to achieve first oil by the first quarter of 2020.  It will produce up to 120,000 gross bopd at peak rates utilizing the Liza Destiny FPSO, which is expected to arrive offshore Guyana in September 2019.

Planning is underway for a third phase of development at the Payara Field, which is expected to produce between 180,000 and 220,000 gross bopd with first oil as early as 2023.

Exploration and appraisal activity on the Stabroek Block in the second quarter of 2019 was as follows:

Yellowtail:  The Yellowtail-1 well encountered approximately 292 feet of high-quality oil-bearing sandstone reservoir and is located approximately 6 miles northwest of the Tilapia discovery.  As the fifth discovery in the greater Turbot area, it underpins another potential major development hub.

Hammerhead:  The Hammerhead-2 appraisal well, located approximately 0.9 miles from the Hammerhead-1 discovery well, and the Hammerhead-3 appraisal well, located approximately 1.9 miles from Hammerhead-1, were both successfully drilled and encountered high quality, oil bearing sandstone reservoir.  A successful drill stem test was also performed on Hammerhead-3.  The appraisal results will be evaluated for potential future development.

The Stena Carron drillship is currently drilling a second well at the Ranger discovery, while the Noble Bob Douglas and the Noble Tom Madden drillships are conducting drilling operations for the Liza Phase 1 development.  The Noble Tom Madden is next expected to drill the Tripletail exploration well, which is in the greater Turbot area, beginning in August 2019.  The operator, Esso Exploration and

Production Guyana Limited, plans to add another drillship, the Noble Don Taylor, in the fourth quarter, bringing the number of drillships offshore Guyana to four.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP, our 50/50 midstream joint venture, had net income of $35 million in the second quarter of 2019, compared with net income of $30 million in the prior-year quarter.

Corporate, Interest and Other:

After-tax expense for Corporate, Interest and Other was $109 million in the second quarter of 2019, compared with $191 million in the second quarter of 2018.  On an adjusted basis, second quarter 2018 after-tax expense was $107 million.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $664 million in the second quarter of 2019, compared with $525 million in the prior-year quarter, reflecting increased drilling in the Bakken and greater development activity in Guyana.  For full year 2019, our E&P capital and exploratory expenditures are projected to be $2.8 billion, down from original guidance of $2.9 billion.

Midstream capital expenditures were $69 million in the second quarter of 2019, down from $84 million in the prior-year quarter.  Midstream investments in its 50/50 joint venture with Targa Resources were $16 million in the second quarter of 2019, compared with $17 million in the prior-year quarter.

Liquidity:

Excluding the Midstream segment, the Corporation had cash and cash equivalents of $2.2 billion and debt and finance lease obligations totaling $5.7 billion at June 30, 2019.  The Midstream segment had cash and cash equivalents of $17 million and total debt of $1,137 million at June 30, 2019.  The Corporation’s debt to capitalization ratio, including finance leases, was 39.2 percent at June 30, 2019 and 38.0 percent at December 31, 2018.  In April 2019, the Corporation entered into a new fully undrawn $3.5 billion revolving credit facility maturing in May 2023 that replaced the Corporation’s previous credit facility that was scheduled to mature in January 2021.

Net cash provided by operating activities was $675 million in the second quarter of 2019, up from $425 million in the second quarter of 2018.  Net cash provided by operating activities before changes in operating assets and liabilities2 was $560 million in the second quarter of 2019, compared with $463 million in the prior-year quarter.  Changes in operating assets and liabilities during the second quarter of 2019 was a net inflow of $115 million due to an increase in accrued liabilities and a reduction in accounts receivable.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Exploration and Production	$22	$10	$22	$(27)
Midstream	—	—	—	—
Corporate, Interest and Other	—	(84)	—	(81)
Total items affecting comparability of earnings between periods	$22	$(74)	$22	$(108)

Second Quarter 2019:  E&P results included an after-tax gain of $22 million ($22 million pre-tax) associated with the sale of our remaining acreage in the Utica shale play.

Second Quarter 2018:  E&P results included an after-tax gain of $10 million ($10 million pre-tax) associated with the sale of our interests in Ghana.  Corporate, Interest and Other results included an after-tax charge of $26 million ($26 million pre-tax) related to the premium paid for debt repurchases, and an after-tax charge of $58 million ($58 million pre-tax) resulting from the settlement of legal claims related to former downstream interests.

[2]

“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non‑GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net income (loss) attributable to Hess Corporation	$(6)	$(130)	$26	$(236)
Less: Total items affecting comparability of earnings between periods	22	(74)	22	(108)
Adjusted net income (loss) attributable to Hess Corporation	$(28)	$(56)	$4	$(128)

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$560	$463	$1,195	$860
Changes in operating assets and liabilities	115	(38)	(282)	(225)
Net cash provided by (used in) operating activities	$675	$425	$913	$635

Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission (SEC) and other factors.

Non-GAAP financial measures

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(312) 895-4700

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,660	$1,534	$1,572
Gains (losses) on asset sales, net	22	11	—
Other, net	15	21	27
Total revenues and non-operating income	1,697	1,566	1,599

Costs and expenses
Marketing, including purchased oil and gas	477	450	408
Operating costs and expenses	285	288	266
Production and severance taxes	46	42	39
Exploration expenses, including dry holes and lease impairment	43	62	34
General and administrative expenses	89	129	87
Interest expense	97	98	98
Loss on debt extinguishment	—	26	—
Depreciation, depletion and amortization	494	444	498
Total costs and expenses	1,531	1,539	1,430

Income (loss) before income taxes	166	27	169
Provision (benefit) for income taxes	132	114	94
Net income (loss)	34	(87)	75
Less: Net income (loss) attributable to noncontrolling interests	40	43	43
Net income (loss) attributable to Hess Corporation	(6)	(130)	32
Less: Preferred stock dividends	—	12	4
Net income (loss) attributable to Hess Corporation common stockholders	$(6)	$(142)	$28

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2019	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,232	$2,880
Gains (losses) on asset sales, net	22	18
Other, net	42	58
Total revenues and non-operating income	3,296	2,956

Costs and expenses
Marketing, including purchased oil and gas	885	808
Operating costs and expenses	551	576
Production and severance taxes	85	81
Exploration expenses, including dry holes and lease impairment	77	102
General and administrative expenses	176	239
Interest expense	195	201
Loss on debt extinguishment	—	53
Depreciation, depletion and amortization	992	861
Total costs and expenses	2,961	2,921

Income (loss) before income taxes	335	35
Provision (benefit) for income taxes	226	187
Net income (loss)	109	(152)
Less: Net income (loss) attributable to noncontrolling interests	83	84
Net income (loss) attributable to Hess Corporation	26	(236)
Less: Preferred stock dividends	4	23
Net income (loss) attributable to Hess Corporation common stockholders	$22	$(259)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	June 30,	December 31,
	2019	2018
Balance Sheet Information

Cash and cash equivalents	$2,208	$2,694
Other current assets	1,476	1,765
Property, plant and equipment – net	16,107	16,083
Operating lease right-of-use assets – net	615	—
Finance lease right-of-use assets – net	322	—
Other long-term assets	967	891
Total assets	$21,695	$21,433

Current maturities of long-term debt	$14	$67
Current portion of operating and finance lease obligations	329	—
Other current liabilities	1,989	2,136
Long-term debt	6,511	6,605
Long-term operating lease obligations	395	—
Long-term finance lease obligations	246	—
Other long-term liabilities	1,680	1,737
Total equity excluding other comprehensive income (loss)	9,942	9,935
Accumulated other comprehensive income (loss)	(648)	(306)
Noncontrolling interests	1,237	1,259
Total liabilities and equity	$21,695	$21,433

	June 30,	December 31,
	2019	2018 (a)
Total Debt

Hess Corporation	$5,388	$5,691
Midstream (b)	1,137	981
Hess Consolidated	$6,525	$6,672

(a)  Prior to adoption of ASC 842, Leases, finance lease obligations were included in debt.

(b)  Midstream debt is non-recourse to Hess Corporation.

	June 30,	December 31,
	2019	2018
Debt to Capitalization Ratio (a)

Hess Consolidated	39.2%	38.0%

(a)  Includes finance lease obligations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest Expense

Gross interest expense – Hess Corporation	$89	$88	$179	$180
Less: Capitalized interest – Hess Corporation	(9)	(5)	(16)	(9)
Interest expense – Hess Corporation	80	83	163	171
Interest expense – Midstream (a)	17	15	32	30
Interest expense – Consolidated	$97	$98	$195	$201

(a)  Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$34	$(87)	$75
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(22)	(11)	—
Depreciation, depletion and amortization	494	444	498
Exploratory dry hole costs	—	13	—
Exploration lease and other impairment	4	10	7
Stock compensation expense	21	19	27
Noncash (gains) losses on commodity derivatives, net	29	47	29
Provision (benefit) for deferred income taxes and other tax accruals	—	2	(1)
Loss on debt extinguishment	—	26	—
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	560	463	635
Changes in operating assets and liabilities	115	(38)	(397)
Net cash provided by (used in) operating activities	675	425	238

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(564)	(430)	(521)
Additions to property, plant and equipment - Midstream	(60)	(63)	(150)
Payments for Midstream equity investments	(16)	(17)	(7)
Proceeds from asset sales, net of cash sold	22	27	—
Other, net	1	(1)	(2)
Net cash provided by (used in) investing activities	(617)	(484)	(680)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(39)	—	199
Debt with maturities of greater than 90 days:
Repayments	(2)	(157)	(3)
Payments on finance lease obligations	(22)	—	(23)
Common stock acquired and retired	—	(520)	(25)
Cash dividends paid	(76)	(87)	(88)
Noncontrolling interests, net	(14)	(11)	(13)
Other, net	3	16	1
Net cash provided by (used in) financing activities	(150)	(759)	48

Net Increase (Decrease) in Cash and Cash Equivalents	(92)	(818)	(394)
Cash and Cash Equivalents at Beginning of Period	2,300	3,726	2,694
Cash and Cash Equivalents at End of Period	$2,208	$2,908	$2,300

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(694)	$(570)	$(642)
Increase (decrease) in related liabilities	70	77	(29)
Additions to property, plant and equipment	$(624)	$(493)	$(671)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2019	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$109	$(152)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(22)	(18)
Depreciation, depletion and amortization	992	861
Exploratory dry hole costs	—	13
Exploration lease and other impairment	11	20
Stock compensation expense	48	32
Noncash (gains) losses on commodity derivatives, net	58	85
Provision (benefit) for deferred income taxes and other tax accruals	(1)	(34)
Loss on debt extinguishment	—	53
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,195	860
Changes in operating assets and liabilities	(282)	(225)
Net cash provided by (used in) operating activities	913	635

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,085)	(793)
Additions to property, plant and equipment - Midstream	(210)	(100)
Payments for Midstream equity investments	(23)	(41)
Proceeds from asset sales, net of cash sold	22	33
Other, net	(1)	(5)
Net cash provided by (used in) investing activities	(1,297)	(906)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	160	—
Debt with maturities of greater than 90 days:
Repayments	(5)	(591)
Payments on finance lease obligations	(45)	—
Common stock acquired and retired	(25)	(890)
Cash dividends paid	(164)	(176)
Noncontrolling interests, net	(27)	(23)
Other, net	4	12
Net cash provided by (used in) financing activities	(102)	(1,668)

Net Increase (Decrease) in Cash and Cash Equivalents	(486)	(1,939)
Cash and Cash Equivalents at Beginning of Period	2,694	4,847
Cash and Cash Equivalents at End of Period	$2,208	$2,908

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(1,336)	$(961)
Increase (decrease) in related liabilities	41	68
Additions to property, plant and equipment	$(1,295)	$(893)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$322	$242	$271
Offshore and Other	139	117	52
Total United States	461	359	323
Guyana	167	71	181
Malaysia and JDA	25	42	32
Other	11	53	6
E&P Capital and exploratory expenditures	$664	$525	$542

Total exploration expenses charged to income included above	$39	$39	$27

Midstream Capital expenditures	$69	$84	$127

	Six Months Ended June 30,
	2019	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$593	$408
Offshore and Other	191	210
Total United States	784	618
Guyana	348	145
Malaysia and JDA	57	69
Other	17	77
E&P Capital and exploratory expenditures	$1,206	$909

Total exploration expenses charged to income included above	$66	$69

Midstream Capital expenditures	$196	$121

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,271		$389	$1,660
Gains (losses) on asset sales, net	22		—	22
Other, net	(1)		8	7
Total revenues and non-operating income	1,292		397	1,689

Costs and expenses
Marketing, including purchased oil and gas (a)	479		19	498
Operating costs and expenses	159		72	231
Production and severance taxes	43		3	46
Midstream tariffs	165		—	165
Exploration expenses, including dry holes and lease impairment	24		19	43
General and administrative expenses	41		7	48
Depreciation, depletion and amortization	348		111	459
Total costs and expenses	1,259		231	1,490

Results of operations before income taxes	33		166	199
Provision (benefit) for income taxes	—		131	131
Net income (loss) attributable to Hess Corporation	$33	(b)	$35	$68

	Second Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,181		$353	$1,534
Gains (losses) on asset sales, net	—		11	11
Other, net	3		6	9
Total revenues and non-operating income	1,184		370	1,554

Costs and expenses
Marketing, including purchased oil and gas (a)	462		1	463
Operating costs and expenses	181		60	241
Production and severance taxes	41		1	42
Midstream tariffs	163		—	163
Exploration expenses, including dry holes and lease impairment	34		28	62
General and administrative expenses	33		7	40
Depreciation, depletion and amortization	298		109	407
Total costs and expenses	1,212		206	1,418

Results of operations before income taxes	(28)		164	136
Provision (benefit) for income taxes	(9)		114	105
Net income (loss) attributable to Hess Corporation	$(19)	(c)	$50	$31
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $14 million (noncash premium amortization: $29 million; cash received: $15 million).
(c)

After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $44 million; cash paid $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $3 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,233		$339	$1,572
Other, net	2		18	20
Total revenues and non-operating income	1,235		357	1,592

Costs and expenses
Marketing, including purchased oil and gas (a)	440		(6)	434
Operating costs and expenses	158		55	213
Production and severance taxes	37		2	39
Midstream tariffs	162		—	162
Exploration expenses, including dry holes and lease impairment	22		12	34
General and administrative expenses	37		5	42
Depreciation, depletion and amortization	337		127	464
Total costs and expenses	1,193		195	1,388

Results of operations before income taxes	42		162	204
Provision (benefit) for income taxes	—		95	95
Net income (loss) attributable to Hess Corporation	$42	(b)	$67	$109
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $15 million (noncash premium amortization: $29 million; cash received: $44 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30, 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$2,504		$728	$3,232
Gains (losses) on asset sales, net	22		—	22
Other, net	1		26	27
Total revenues and non-operating income	2,527		754	3,281

Costs and expenses
Marketing, including purchased oil and gas (a)	919		13	932
Operating costs and expenses	317		127	444
Production and severance taxes	80		5	85
Midstream tariffs	327		—	327
Exploration expenses, including dry holes and lease impairment	46		31	77
General and administrative expenses	78		12	90
Depreciation, depletion and amortization	685		238	923
Total costs and expenses	2,452		426	2,878

Results of operations before income taxes	75		328	403
Provision (benefit) for income taxes	—		226	226
Net income (loss) attributable to Hess Corporation	$75	(b)	$102	$177

	Six Months Ended June 30, 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$2,175		$705	$2,880
Gains (losses) on asset sales, net	—		13	13
Other, net	11		13	24
Total revenues and non-operating income	2,186		731	2,917

Costs and expenses
Marketing, including purchased oil and gas (a)	809		28	837
Operating costs and expenses	371		117	488
Production and severance taxes	79		2	81
Midstream tariffs	314		—	314
Exploration expenses, including dry holes and lease impairment	59		43	102
General and administrative expenses	84		13	97
Depreciation, depletion and amortization	584		208	792
Total costs and expenses	2,300		411	2,711

Results of operations before income taxes	(114)		320	206
Provision (benefit) for income taxes	(18)		218	200
Net income (loss) attributable to Hess Corporation	$(96)	(c)	$102	$6
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $1 million (noncash premium amortization: $58 million; cash received: $59 million).
(c)

After-tax losses from realized crude oil hedging activities totaled $80 million (noncash premium amortization: $75 million; cash paid:  $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $10 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	87	74	86
Offshore	46	34	49
Total United States	133	108	135
Denmark	6	5	6
Libya	18	16	19
Malaysia and JDA	4	4	4
Total	161	133	164

Natural gas liquids - barrels
United States
North Dakota (a)	38	32	34
Offshore	5	4	6
Other (b)	—	4	—
Total United States	43	40	40

Natural gas - mcf
United States
North Dakota (a)	103	75	79
Offshore	83	52	92
Other (b)	—	54	—
Total United States	186	181	171
Denmark	6	6	7
Libya	11	11	13
Malaysia and JDA	332	355	381
Total	535	553	572

Barrels of oil equivalent	293	265	299
(a)	Net production from the Bakken was 140,000 boepd in the second quarter of 2019, 114,000 boepd in the second quarter of 2018 and 130,000 boepd in the first quarter of 2019.
(b)	The Corporation sold its joint venture interests in the Utica shale play in August 2018. Net production was 13,000 boepd in the second quarter of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2019	2018

Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	86	73
Offshore	47	33
Total United States	133	106
Denmark	6	6
Libya	19	18
Malaysia and JDA	4	4
Total	162	134

Natural gas liquids - barrels
United States
North Dakota (a)	36	30
Offshore	6	4
Other (b)	—	4
Total United States	42	38

Natural gas - mcf
United States
North Dakota (a)	91	74
Offshore	88	44
Other (b)	—	56
Total United States	179	174
Denmark	6	8
Libya	12	12
Malaysia and JDA	355	335
Total	552	529

Barrels of oil equivalent	296	260
(a)	Net production from the Bakken was 135,000 boepd in the first six months of 2019 and 112,000 boepd in the first six months of 2018.
(b)	The Corporation sold its joint venture interests in the Utica shale play August 2018. Net production was 13,000 boepd in the first six months of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	166	135	155
Natural gas liquids - barrels	43	40	40
Natural gas - mcf	535	553	572
Barrels of oil equivalent	298	267	290

Sales Volumes (in thousands) (a)

Crude oil - barrels	15,061	12,259	13,940
Natural gas liquids - barrels	3,931	3,620	3,631
Natural gas - mcf	48,638	50,303	51,435
Barrels of oil equivalent	27,098	24,263	26,144

	Six Months Ended June 30,
	2019	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	160	133
Natural gas liquids - barrels	42	38
Natural gas - mcf	552	529
Barrels of oil equivalent	294	259

Sales Volumes (in thousands) (a)

Crude oil - barrels	29,001	24,070
Natural gas liquids - barrels	7,562	6,928
Natural gas - mcf	100,073	95,695
Barrels of oil equivalent	53,242	46,947
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$56.08	$59.03	$52.16
Offshore	62.23	62.80	59.30
Total United States	58.22	60.25	54.76
Denmark	70.27	75.26	67.26
Libya	69.87	73.85	62.71
Malaysia and JDA	66.88	72.55	59.38
Worldwide	60.45	62.65	55.91

Crude oil - per barrel (excluding hedging)
United States
Onshore	$57.19	$63.47	$50.91
Offshore	63.42	67.14	58.05
Total United States	59.36	64.66	53.51
Denmark	70.27	75.26	67.26
Libya	69.87	73.85	62.71
Malaysia and JDA	66.88	72.55	59.38
Worldwide	61.37	66.28	54.84

Natural gas liquids - per barrel
United States
Onshore	$12.16	$20.08	$18.69
Offshore	12.32	24.54	17.21
Worldwide	12.18	20.51	18.46

Natural gas - per mcf
United States
Onshore	$1.41	$1.94	$2.46
Offshore	2.19	2.19	2.54
Total United States	1.76	2.01	2.50
Denmark	3.74	3.53	4.02
Libya	5.78	6.91	5.14
Malaysia and JDA	5.08	5.11	5.28
Worldwide	3.92	4.12	4.43

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2019	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$54.14	$57.73
Offshore	60.73	61.08
Total United States	56.49	58.77
Denmark	69.51	70.04
Libya	66.72	70.06
Malaysia and JDA	63.11	69.53
Worldwide	58.25	60.98

Crude oil - per barrel (excluding hedging)
United States
Onshore	$54.09	$61.56
Offshore	60.68	64.87
Total United States	56.43	62.59
Denmark	69.51	70.04
Libya	66.72	70.06
Malaysia and JDA	63.11	69.53
Worldwide	58.20	64.05

Natural gas liquids - per barrel
United States
Onshore	$15.22	$20.42
Offshore	14.97	24.42
Worldwide	15.19	20.80

Natural gas - per mcf
United States
Onshore	$1.86	$2.20
Offshore	2.37	2.15
Total United States	2.11	2.19
Denmark	3.89	3.47
Libya	5.44	6.92
Malaysia and JDA	5.19	4.84
Worldwide	4.18	3.99

The following is a summary of the Corporation’s outstanding West Texas Intermediate hedging program:

2019
Barrels of oil per day	95,000
Monthly floor price of put options	$60
Contract Period	July 1 – December 31